PRICING SUPPLEMENT NO. 7                                          Rule 424(b)(3)
DATED: January 13, 2004                                      File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)


                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B


Principal Amount: $650,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/16/2004  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/16/2007        CUSIP#: 073928D26

                                Euroclear and Clearstream Common Code: 018428962

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate: N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s): *

[ ]  Treasury Rate                       Interest Reset Period: Quarterly

[ ]  LIBOR Reuters                       Interest Payment Date(s): **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 1.28%             Interest Payment Period:  Quarterly

Index Maturity: Three Months

Spread (plus or minus): +0.16%

*    On the 16th of each April, July, October and January prior to Maturity.

** On the 16th of each April, July, October and January including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.